SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of Earliest Event Reported) — October 23, 2006

THE ULTIMATE SOFTWARE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-24347	65-0694077

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Ultimate Way, Weston, Florida		33326

(Address of principal executive offices)		(Zip Code)
(954) 331-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c ))

Item 5.02.	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers
     (d) Election of New Director
          The Ultimate Software Group, Inc. (the “Company”) hereby amends its Current Report on Form 8-K that was filed with the Securities and Exchange Commission on October 27, 2006 (the “Original Form 8-K”) to supplement information regarding the election of Alois T. Leiter as a director to the Board of Directors of the Company, which was disclosed in the Original Form 8-K.
          In October 2002, Mr. Leiter entered into an agreement with the Company pursuant to which he agreed to (i) attend and participate in certain internal meetings of the Company; (ii) assist the Company’s salespeople with prospects; and (iii) act as an official spokesperson for the Company in exchange for which the Company agreed to make contributions to Leiter’s Landing, Mr. Leiter’s non-profit charitable organization benefiting children, in the amount of one tenth (1/10) of one percent, or 0.1%, of the Company’s total revenue as reported on its financial statements. Pursuant to this agreement, for the fiscal year ended December 31, 2005 and for the nine months ended September 30, 2006, the Company contributed a total of approximately $84,000 and $78,000, respectively, to Leiter’s Landing.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

THE ULTIMATE SOFTWARE GROUP, INC.
By:	/s/ Mitchell K. Dauerman
Mitchell K. Dauerman
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Dated: October 31, 2006